EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

         General Electric's principal affiliates as of December 31, 1997, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant affiliate.

AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT'S FINANCIAL STATEMENTS.


                                                              PERCENTAGE OF
                                                            VOTING SECURITIES            STATE OR
                                                         DIRECTLY OR INDIRECTLY          COUNTRY OF
                                                                OWNED BY              INCORPORATION OR
                                                             REGISTRANT <F1>            ORGANIZATION
                                                         ---------------------        ----------------

Caribe General Electric Products, Inc.                            100                   Delaware
GE Aircraft Engines Maintenance Services, Ltd. Wales              100                   United Kingdom
GE Appliances Parts LLC                                           100                   Delaware
GE Engine Services Distribution, LLC                              100                   Delaware
GE Fanuc Automation North America Inc.                             55                   Delaware
GE Information Services, Inc.                                     100                   Delaware
GE Lighting Tungsram RT                                           100                   Hungary
GE Plastics Pacific Pte. Ltd.                                     100                   Singapore
GE Power Systems Licensing Inc.                                   100                   Delaware
GE Quartz Inc.                                                    100                   Delaware
GE Superabrasives Ireland                                         100                   Bermuda
GE Yokogawa Medical Systems, Ltd.                                  75                   Japan
General Electric Canadian Holdings Limited                        100                   Canada
General Electric Capital Services, Inc.                           100                   Delaware
         General Electric Capital Corporation                     100                   New York
         GE Global Insurance Holding Corporation                  100                   Missouri
General Electric International, Inc.                              100                   Delaware
General Electric Plastics B.V.                                    100                   Netherlands
National Broadcasting Company, Inc.                               100                   Delaware
Nuovo Pignone SpA                                                  81                   Italy
RCA Thomson Licensing Corporation                                  96                   Delaware

Notes

<F1>   With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.